EXHIBIT 99.1
First Industrial Announces Changes To Management Team
CHICAGO, October 22, 2008 — First Industrial Realty Trust, Inc. (NYSE:FR) today announced that its Board of Directors has approved changes to the Company’s executive management team.
Effective today, Michael W. Brennan has resigned as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors. A Committee of the Company’s Board of Directors has been formed to conduct the search for a new Chief Executive Officer.
As part of the management change, Ed Tyler, a member of the Company’s Board of Directors, will assume the role of Lead Director and will serve as interim Chief Executive Officer until the search for a new Chief Executive Officer has been completed.
“On behalf of all of the directors and employees of First Industrial, we thank Mike for his dedication and leadership and all of the contributions he has made to First Industrial since the creation of the Company in 1994,” said Jay H. Shidler, Chairman of the Board.
According to Shidler the decision to seek a new Chief Executive Officer was based on the Board’s belief that it is the right time to install new leadership to move the Company forward in improving its performance and achieving its full potential.
“In selecting First Industrial’s next Chief Executive Officer, the Board will focus on candidates both within and outside the Company,” said Tyler. “We expect that the search will be concluded in a timely manner and we are focused on selecting a candidate with the right combination of leadership, vision and commitment to guide the Company to realize its corporate objectives in this challenging market. First Industrial’s portfolio continues to perform well in a difficult market, its balance sheet remains strong with one of the industry’s longest weighted average debt maturity schedules and less than $135 million maturing through the end of 2010, and the Company has a significant amount of capital capacity for investment through its institutional joint ventures.”
First Industrial will discuss these changes in further detail on its third quarter results conference call scheduled on October 30, 2008.
First Industrial Realty Trust, Inc. (NYSE: FR) provides industrial real estate solutions for every stage of a customer’s supply chain, no matter how large or complex. Across more than 30 markets in the United States, Canada, The Netherlands, Belgium, France and Germany, our local market experts buy, (re)develop, lease, manage and sell industrial properties, including all of the major facility types — bulk and regional distribution centers, light industrial, manufacturing and R&D/flex. We continue to receive leading customer service scores from Kingsley Associates, an independent research firm, and in total, we own, manage and have under development nearly 100 million square feet of industrial space. For more information, please visit us at www.firstindustrial.com.
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This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse affect on our operations and future prospects include, but are not limited to, changes in: national, international (including trade volume growth), regional and local economic conditions generally and real estate markets specifically, including as a result of any potential continuing deterioration in the national and international debt and equity markets, legislation/regulation (including changes to laws governing the taxation of real estate investment trusts), our ability to qualify and maintain our status as a real estate investment trust, availability and attractiveness of financing (including both public and private capital) to us and to our potential transaction counterparties, interest rate levels, our ability to maintain our current credit agency ratings, competition, supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas, difficulties in consummating acquisitions and dispositions, risks related to our investments in properties through joint ventures, potential environmental liabilities, slippage in development or lease-up schedules, tenant credit risks, higher-than-expected costs, changes in general accounting principles, policies and guidelines applicable to real estate investment trusts, risks related to doing business internationally (including foreign currency exchange risks and risks related to integrating international properties and operations) and those additional factors described under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2007 and in the Company’s subsequent quarterly reports on Form 10-Q. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.

Contact:	Art Harmon Director, Investor Relations and Corporate Communications 312-344-4320
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